Exhibit 10.18

BORLAND SOFTWARE CORPORATION

AUTOMATIC STOCK OPTION AGREEMENT

RECITALS

A. The Corporation has implemented an automatic option grant program under the Plan pursuant to which eligible non-employee members of the Board will automatically receive special option grants at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as members of the Board.

B. Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of an option to purchase shares of Common Stock under the Plan.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3. Limited Transferability.

(a) This option may be assigned in whole or in part during Optionee’s lifetime to one or more members of Optionee’s family or to a trust established for the exclusive benefit of one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

(b) Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee’s will or the laws of inheritance. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

4. Exercisability/Vesting.

(a) This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are at the time vested in accordance with the Vesting Schedule, and shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

(b) Optionee shall, in accordance with the Vesting Schedule set forth in the Grant Notice, vest in the Option Shares in a series of installments over his or her period of Board service. The Option Shares shall, however, be subject to accelerated vesting pursuant to the provisions of Paragraph 5, 6 or 7, but in no event shall any additional Option Shares vest following Optionee’s cessation of service as a Board member.

5. Cessation of Board Service. Should Optionee’s service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

(a) Should Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while this option is outstanding, then the period during which this option may be exercised shall be reduced to a twelve (12)-month period measured from the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, Optionee (or the person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) may not exercise this option in the aggregate for more than the number of Option Shares (if any) in which Optionee is vested on the date of his or her cessation of Board service. Upon the earlier of (i) the expiration of such twelve (12)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable with respect to any vested Option Shares for which the option has not been exercised.

(b) Should Optionee die during the twelve (12)-month period following his or her cessation of Board service but while this option is outstanding, then (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph 3 or (iii) the designated beneficiary or beneficiaries of this option (as the case may be) shall have the right to exercise this option for any or all of the Option Shares in which Optionee is vested at the time of Optionee’s cessation of Board service (less any Option Shares purchased by Optionee after such cessation of Board service but prior to death). Any such right to exercise this option shall terminate, and this option shall accordingly cease to be exercisable for such vested Option Shares, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s cessation of Board service or (ii) the specified Expiration Date.

(c) Should Optionee cease service as a Board member by reason of death or Permanent Disability, then any Option Shares at the time subject to this option but not otherwise vested shall vest in full so that this option may be exercised for any or all of the Option Shares as fully vested shares of Common Stock at any time prior to the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s cessation of Board service or (ii) the specified Expiration Date, whereupon this option shall terminate and cease to be outstanding.

(d) Upon Optionee’s cessation of Board service for any reason other than death or Permanent Disability, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which Optionee is not otherwise at that time vested in accordance with the normal Vesting Schedule or the special vesting acceleration provisions of Paragraphs 6 and 7 below.

6. Change in Control.

(a) In the event of a Change in Control effected during Optionee’s period of Board service, any Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the specified effective date for that Change in Control, become exercisable for all of the Option Shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(b) If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

7. Hostile Take-Over.

(a) In the event of a Hostile Take-Over effected during Optionee’s period of Board service, any Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date of that Hostile Take-Over, become exercisable for all of the Option Shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares.

(b) This option shall remain exercisable for such fully vested Option Shares until the earlier of (i) the specified Expiration Date or (ii) the sooner termination of this option in accordance with Paragraph 5 or 6.

8. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

9. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

10. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) To the extent the option is exercised for vested Option Shares, execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised. To the extent this option is exercised for unvested Option Shares, execute and deliver to the Corporation a Purchase Agreement for those unvested Option Shares.

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation, shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on the settlement date in order to complete the sale.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(b) Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or the Purchase Agreement) delivered to the Corporation in connection with the option exercise.

(c) As soon after the Exercise Date as practical, the Corporation shall direct its transfer agent to issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation’s repurchase rights and may be held in escrow with the Corporation until such shares vest.

(d) In no event may this option be exercised for any fractional shares.

11. No Impairment of Rights. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

12. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use reasonable efforts to obtain all such approvals.

13. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

14. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in either written or electronic format and delivered to the Stock Administrator of the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal or electronic delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

15. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.

16. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without regard to the conflict-of-laws rules thereof or of any other jurisdiction.

EXHIBIT I – FORM OF NOTICE OF EXERCISE

BORLAND SOFTWARE CORPORATION

NOTICE OF EXERCISE

CASH PURCHASE

Name:

Address:

Telephone:	Home:	Business:

E-Mail Address:		Social Security Number:

Plan	Option No.	Grant Date	NQ or ISO?	(1) Option Price Per Share	(2) Number of Shares to be Exercised	(3) Total Option Price (1)x(2) = (3)
				$		$
				$		$
				$		$
				$		$
				$		$
				Total		$

Note: Applicable taxes will be due on exercises of NQ stock options (in addition to exercise price).

Deliver Shares as follows (check one):

☐	[Broker Name]	☐	[Broker Name]

	Account #		Account #
**Please note shares will not be delivered without an account number listed

☐	Deliver stock certificate to address listed above

Pursuant to the terms of the stock option(s) granted to me as identified above, I hereby elect to purchase the number of vested shares of common stock of Borland Software Corporation (“Borland”), at the option price specified above. Concurrently with the delivery of this Exercise Notice, I shall hereby pay the full purchase price of the shares exercised, plus any necessary taxes, to Borland in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. I UNDERSTAND THAT THE AFOREMENTIONED AUTHORIZATIONS MAY NOT BE REVOKED.

OPTIONEE’S SIGNATURE:                                                                      DATE:

Complete and fax this form to Stock Admin at [Fax #]. Stock Admin will contact you with the total amount due (including any necessary taxes). This document should be completed after reviewing the Stock Option Exercise Instructions available on the [Corporate website].

EXHIBIT I (cont’d) – FORM OF NOTICE OF EXERCISE

BORLAND SOFTWARE CORPORATION

NOTICE OF EXERCISE

STOCK OPTION EXERCISE & SAME-DAY-SALE

[Broker Name]

Call:	[Broker Name]	Cost:	[Fees]
[Broker Address]

Domestic: [Broker Telephone]
International: [Broker Telephone]

Name:

Address:

Telephone:	Home:	Business:

E-Mail Address:

Social Security Number:

Plan	Option No.	Grant Date	NQ or ISO?	(1) Option Price Per Share	(2) Number of Shares to be Exercised	(3) Total Option Price (1)x(2) = (3)
				$		$
				$		$
				$		$
				$		$
				$		$
				Total		$

Note: Applicable taxes will be due on exercises of NQ stock options (in addition to exercise price).

Pursuant to the terms of the stock option(s) granted to me, as identified above, I hereby elect to purchase the number of vested shares of common stock of Borland Software Corporation, at the option price specified above. I understand that payment for the full purchase price of the shares exercised, plus any necessary taxes, will be sent directly to Borland Software Corporation by [Broker Name] on the settlement for the trade and that Borland Software Corporation will also cause the stock certificates for the purchased shares to be delivered to [Broker Name] on such settlement date. I understand that it is my responsibility to contact [Broker Name] to initiate the trade. I UNDERSTAND THAT THE AFOREMENTIONED AUTHORIZATIONS MAY NOT BE REVOKED. I ALSO UNDERSTAND THAT I MAY USE ANY OTHER BROKER WHICH IS REASONABLY SATISFACTORY TO BORLAND SOFTWARE CORPORATION FOR PURPOSES OF ADMINISTERING SUCH CASHLESS EXERCISE PROCEDURE.

OPTIONEE’S SIGNATURE:                                                                      DATE:

Complete and fax this form (within 24hrs of your trade) to Stock Admin at [Fax #]. This document should be completed after reviewing the Stock Option Exercise Instructions available on the [Corporate website].

APPENDIX

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Automatic Stock Option Agreement.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) there is consummated a merger, consolidation or other reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale, or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty percent (30%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean shares of the Corporation’s common stock.

F. Corporation shall mean Borland Software Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Borland Software Corporation which shall by appropriate action adopt the Plan.

G. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 10 of the Agreement.

H. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

I. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

J. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the last sale price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no reported sale of the Common Stock on the date in question, then the Fair Market Value shall be the last sale price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the last sale price per share of Common Stock on the date in question on the Stock Exchange which serves as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no reported sale of the Common Stock on the date in question, then the Fair Market Value shall be the last sale price on the last preceding date for which such quotation exists.

K. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

L. Grant Notice shall mean the Notice of Grant of Automatic Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

M. Hostile Take-Over shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) a change in the composition of the Board such that the following individuals cease for any reason to constitute a majority of the Board then serving: individuals who, on the date hereof, constitute the members of the Board and any new Board member (other than a Board member whose initial assumption of office is in connection with an actual or threatened election contest, including (but not limited to) a consent solicitation, relating to the election of Board members) whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Board members then still in office who either were Board members on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended, or

(ii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty percent (30%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

N. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

O. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

P. Notice of Exercise shall mean the notice of exercise in the form of Exhibit I.

Q. Option Shares shall mean the number of shares of Common Stock subject to the option.

R. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

S. Permanent Disability shall mean the inability of Optionee to perform his or her usual duties as a member of the Board by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

T. Plan shall mean the Corporation’s 2002 Stock Incentive Plan.

U. Purchase Agreement shall mean the stock purchase agreement (in form and substance satisfactory to the Corporation) which grants the Corporation the right to repurchase, at the Exercise Price, any and all unvested Option Shares held by Optionee at the time of Optionee’s cessation of Board service and which precludes the sale, transfer or other disposition of any purchased Option Shares while those shares are unvested and subject to such repurchase right.

V. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

W. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice, pursuant to which the Option Shares will vest in a series of installments over the Optionee’s period of Board service, subject to acceleration in accordance with the provisions of the Agreement.

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